Exhibit 99.1

Total System Services, Inc. One TSYS Way P.O. Box 2567 Columbus, GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com

For immediate release:

Contacts:

Cyle Mims TSYS Media Relations +1.706.644.3110 cylemims@tsys.com	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Completes Acquisition of TransFirst

COLUMBUS, Ga., April 1, 2016 — TSYS (NYSE: TSS) today announced it has completed its acquisition of TransFirst, a leading U.S. merchant solutions provider. TransFirst and TSYS’ existing merchant businesses will be combined under the TSYS brand to create the 6th largest merchant acquirer in the U.S. based on revenue and the 3rd largest integrated payments provider in the U.S. TransFirst’s president and chief executive officer, John Shlonsky, has been elected as Senior Executive Vice President of TSYS, and will lead the combined businesses reporting to Pam Joseph, president and chief operating officer-elect of TSYS.

TransFirst is a market leader with its partner-centric distribution model supporting more than 1,300 integrated technology and referral partners in strategically attractive areas that include integrated software vendors (ISVs), healthcare, not-for-profit, referral banks, associations and e-commerce.

The combined businesses serve some 645,000 merchant outlets in the U.S. with approximately $117 billion in transaction volume. The business will continue its focus on the large and growing small and medium size business (SMB) market, enhancing TSYS’ offering and position in the high-growth areas of integrated payments, e-commerce and omni-channel services.

“The acquisition of TransFirst, gives us the technology, scale, and distribution capabilities that propel us to a leadership position within merchant acquiring similar to the scale and strength we have in issuer processing and prepaid program management. Our position and strength in these three key areas of payments further diversifies our business and makes TSYS unique among its peers,” said M. Troy Woods, chairman, president and chief executive officer, TSYS. “We are excited to have John and his team on board, and believe the growth and expansion of services to the business community will drive long-term shareholder value.”

“Moving forward from the excitement of this day, and becoming a part of TSYS, our mission is to leverage our joint capabilities and products seamlessly, so our customers are able to rely on just one provider for their processing services,” said John Shlonsky, president and chief executive officer, TransFirst. “We will combine automation and technology to support an integrated platform to deliver relevant products and solutions to our partners and merchants — not just process transactions.”

TransFirst previously operated as a privately held company, under the ownership of Vista Equity Partners.

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2016

TSYS Completes Acquisition of TransFirst/p. 2

“We are delighted that with John’s continued leadership, the technology, scalability and talent that TransFirst is bringing to TSYS will be integrated to drive further innovation and leadership in the industry,” said Robert F. Smith, founder, chairman and chief executive officer of Vista Equity Partners.

Additional details about the acquisition, as well as revised 2016 guidance for TSYS, will be discussed on the company’s first-quarter analyst call on April 26, 2016.

About TSYS

TSYS® (NYSE: TSS) unlocks opportunities in payments for payment providers, businesses and consumers. Our headquarters are in Columbus, Georgia, USA, and we operate in more than 80 countries with local offices across the Americas, EMEA and Asia-Pacific.

We provide seamless, secure and innovative solutions across the payments spectrum — from issuer processing and merchant acquiring to prepaid program management — delivered through partnership and expertise. We succeed because we put people, and their needs, at the heart of every decision. It’s an approach we call ‘People-Centered Payments®’.

Our industry is changing every day — and we’re leading the way towards the payments of tomorrow. We routinely post all important information on our website. For more, visit us at tsys.com.

About Vista Equity Partners

Vista Equity Partners is a U.S.-based investment firm with offices in Austin, Chicago and San Francisco, with more than $20 billion in cumulative capital commitments. It currently invests in software, data and technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support that enables companies to realize their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

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2016

TSYS Completes Acquisition of TransFirst/p. 3

Forward Looking Statements

This press release contains “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. Forward-looking statements in this press release include, among others, statements about TSYS’ belief that the acquisition of TransFirst will drive long-term shareholder value. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to known and unknown risks and uncertainties. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Actual results may differ materially from those contemplated by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including our ability to achieve expected synergies and successfully complete the integration of TransFirst, and the other risks and uncertainties discussed in TSYS’ filings with the SEC, including its 2015 Annual Report on Form 10-K. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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2016